                                                                  Exhibit 23(b)

LOGO
ERNST & YOUNG LLP  One Indiana Square                   Phone:     317 681 7000
                   Suite 3400                           Fax:       317 681 7216
                   Indianapolis, Indiana 46204-2094




                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333- ) of Minnesota Power & Light Company pertaining to the Minnesota Power Executive Long-Term Incentive Compensation Plan and to the incorporation by reference therein of our report dated January 17, 1996 (except Note 13, as to which the date is January 19, 1996), with respect to the consolidated financial statements of ADESA Corporation for the six months ended December 31, 1995 (not presented separately therein) which are included in the consolidated financial statements of Minnesota Power & Light Company that are incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                  Ernst & Young LLP


November 19, 1996


       Ernst & Young LLP is a member of Ernst & Young International, Ltd.